Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Lumentum Holdings Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share, reserved for issuance pursuant to the Lumentum Holdings Inc. 2015 Equity Incentive Plan, as amended and restated	Rule 457(c) and Rule 457(h)	3,000,000(2)	$82.22(3)	$246,660,000.00	0.0000927	$22,865.39
Total Offering Amounts					$246,660,000.00		$22,865.39
Total Fee Offsets(4)							–
Net Fee Due							$22,865.39

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2015 Equity Incentive Plan, as amended and restated (the “2015 Plan”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)Represents the increase to the number of shares of the Registrant’s common stock reserved for issuance pursuant to future awards under the 2015 Plan.
(3)Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $82.22 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on May 2, 2022.
(4)The Registrant does not have any fee offsets.

Table 2 – Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources